Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Digital Turbine, Inc. (the “Company”), a Delaware corporation, does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the period ending March 31, 2025, of the Company (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 16, 2025	By:	/s/ William Gordon Stone III
William Gordon Stone III
Chief Executive Officer (Principal Executive Officer)